UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549

FORM 8-K
CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 7, 2010

GOLDSPRING, INC.
(Exact Name of Registrant as Specified in its Charter)

Nevada (State or Other Jurisdiction of Incorporation)	000-32429 (Commission File Number)	65-0955118 (I.R.S. Employer Identification Number)

1200 American Flat Toll Road, Virginia City, Nevada 89440
(Address of Principal Executive Offices, including Zip Code)

Registrant’s Telephone Number, including Area Code:  775-847-5272

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07.       Submission of Matters to a Vote of Security Holders.

On May 7, 2010, GoldSpring Inc. (the “Company”) announced that it has received stockholder approval to effect a one-for-two hundred reverse stock split of its common stock, whereby each block of two hundred shares of common stock registered in the name of each stockholder on the applicable record date of the reverse stock split will be converted into one share of the Company’s common stock.  The reverse stock split was approved by the Company’s stockholders pursuant to a written consent in lieu of a special meeting of the stockholders solicited under a Definitive Proxy Statement on Schedule 14A, filed with the Securities and Exchange Commission on March 24, 2010.

Of the 2,209,354,411 written consents received, 2,027,702,467 were voted in favor of the reverse stock split, with 172,897,106 of the written consents cast against the reverse stock split and 8,754,838 abstentions.

On May 7, 2010, the Company issued a press release concerning the results described above. A copy of the press release is filed as Exhibit 99.1. The Company hereby incorporates by reference the contents of such press release.

Item 9.01.       Financial Statements and Exhibits.

(d)          Exhibits.

99.1	Press release dated May 7, 2010.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

GOLDSPRING, INC.

Date: May 10, 2010	By:	/s/ Corrado De Gasperis
Corrado De Gasperis

EXHIBIT INDEX

Exhibit Number	Description

99.1	Press release dated May 7, 2010.